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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the inclusion in this amendment to the Current Report (File No. 000-24838) on Form 8-K of Mattson Technology, Inc. filed August 6, 1998 of our report dated
September 4, 1997 with respect to the unaudited financial statements of Concept Systems Design, Inc.



                                       /s/ Arthur Andersen LLP

September 23, 1998
San Jose, California